Exhibit 10.3

PROMISSORY NOTE

$250,000.00	Austin, Texas	February 28, 2013

FOR VALUE RECEIVED, Crossroads Systems, Inc., a Delaware corporation (the “Maker”), promises to pay to James E. Besser, an individual investor (the “Payee”), at 131 Charles Street, Boston, MA 02114, or at such other place as Payee may from time to time designate, in lawful money of the United States of America, the principal sum of Two Hundred and Fifty Thousand and no/100 Dollars ($250,000.00), or such lesser or greater amount that may be outstanding pursuant to the terms of this Promissory Note (this “Note”), together with interest on the unpaid principal balance hereof from time to time outstanding, as set forth below.

1.            Payments; Warrants; Conversion.

(a)          All principal on this Note shall be due and payable on the earlier of: (i) subject to the conversion option set forth in Section 1(b) below, the date that Maker consummates a financing transaction that results in net proceeds to Maker of at least Three Million and no/100 Dollars ($3,000,000.00) (the “Next Financing”), and (ii) April 15, 2013 (collectively, the “Maturity Date”), unless accelerated pursuant to the terms hereof. In the event that any principal amounts remain outstanding on this Note as of the Maturity Date then, on the next succeeding day, Maker shall issue to Payee warrants as set forth herein (the “Note Warrants”). The Note Warrants shall (A) be exercisable for 1,000 shares of the common stock of Maker for each $10,000 of principal amount that remains outstanding on this Note as of the Maturity Date, (B) have a term of five (5) years from the date of issuance, and (C) have an exercise price per share equal to the weighted average closing price per share for Maker’s common stock on the primary market where Maker’s common stock is listed or quoted as of the date of issuance of each Note Warrant. On each succeeding thirtieth (30th) day anniversary after the date of the initial issuance of any Note Warrants, Maker shall issue to Payee additional Note Warrants exercisable for 1,000 shares of the common stock of Maker for each $10,000 of principal amount that remains outstanding on this Note as of such thirtieth (30th) day anniversary.

(b)          In the event that there are any amounts that remain outstanding under this Note and the Next Financing is completed prior to the occurrence of item (ii) from Section 1(a), then Payee may elect to convert some or all of the principal that is still outstanding under this Note into the securities that are issued in the Next Financing. Payee shall exercise this right by giving written notice to Maker of its election to convert amounts of principal under this Note on or prior to the date that is two (2) days subsequent to the date that Payee receives written notice of the consummation of the Next Financing from Maker. Such notice shall state how much of the outstanding principal under this Note that Payee is electing to convert. Such conversion shall be at a discount of fifteen percent (15%) to the issue price that securities are issued in the Next Financing. The conversion of this Note shall be deemed to have been effected as of the close of business on the date on which Payee has given written notice to Maker of its election to convert. At such time as the conversion has been effected, the rights of Payee under this Note, to the extent of the conversion, shall cease and the person in whose name this Note is held upon such conversion shall be deemed to have become the holder of record of the appropriate kind and quantity of securities issued in the Next Financing. As soon as possible after a conversion has been effected (but in any event within five (5) business days), Maker shall deliver to the converting Payee (i) a certificate or certificates representing the appropriate kind and quantity of securities issued in the Next Financing by reason of such conversion and (ii) payment in an amount equal to the sum of all interest and the amount of any principal not so converted under this Note, and the converting Payee shall execute and deliver to Maker such documents, instruments and agreements as the other parties to the Next Financing have executed and delivered.

2.            Interest Charges. Interest on this Note shall be equal to Twenty Five Thousand and no/100 Dollars ($25,000). Such interest shall be payable on the Maturity Date (unless accelerated pursuant to the terms hereof).

3.            Prepayments. Maker shall have the right to prepay, in whole or in part, the principal of this Note without premium or penalty.

4.            Covenants. Maker covenants and agrees that, as long as any obligations owed by Maker to Payee or any part thereof are outstanding, Maker will perform and observe, or cause to be performed and observed, the following covenants:

(a)          Reporting Requirements. Maker will furnish to Payee:

(i)          Notice of Litigation. Promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any governmental authority or arbitrator affecting Maker or its assets;

(ii)         Notice of Default. As soon as possible and in any event immediately upon Maker’s knowledge of the occurrence of any Event of Default (as defined herein) (or any event that with notice or lapse of time or both would become an Event of Default), a written notice setting forth the details of such Event of Default and the action that Maker has taken and proposes to take with respect thereto; and

(iii)        Notice of a Next Financing. Within one (1) day of the occurrence thereof, written notice of the consummation of the Next Financing.

(b)          Maintenance of Existence; Conduct of Business. Maker will use its commercially reasonable efforts to preserve and maintain its legal existence and all of its material leases, privileges, licenses, permits, franchises, qualifications, and rights that are necessary in the ordinary conduct of its business.

(c)          Maintenance of Properties. Maker will use its commercially reasonable efforts maintain, keep, and preserve all of its properties necessary to the proper conduct of its business in good repair, working order, and condition (ordinary wear and tear excepted) and make all necessary repairs, renewals, replacements, betterments, and improvements thereof.

(d)          Further Assurances. Maker will execute and deliver such further documents, instruments and agreements, and take such further actions as may be requested by Payee to carry out the provisions and purposes of this Note, to evidence the obligations, and to create, preserve, maintain, and perfect the liens of Payee.

(e)          Commitments. Maker shall not commit to do or undertake any action the actual taking of which would be a breach of the covenants set forth herein.

5.            Events of Default and Remedies.

(a)          Upon the occurrence of an Event of Default, Payee or other holder of this Note may proceed to protect and enforce its rights against Maker pursuant to the terms of this Note and applicable law. Payee shall have the following rights and remedies:

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(i)          Acceleration. Payee may declare all outstanding principal of this Note immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest, or other formalities of any kind, all of which are hereby expressly waived by Maker;

(ii)         Judgment. Payee may reduce any claim to judgment;

(iii)        Other Rights. Payee may exercise any and all rights and remedies afforded by the laws of the State of Texas or any other jurisdiction, by equity, or otherwise;

provided, however, that upon the occurrence of an Event of Default under Section 5(b)(iv), Section 5(b)(v) or Section 5(b)(vi) below, the aforesaid amounts payable by Maker under this Note shall thereupon become immediately and automatically due and payable.

(b)          An “Event of Default” shall occur if:

(i)          Maker fails to pay when due, whether by demand or otherwise, any amounts due under this Note when due;

(ii)         Maker breaches any of its representations, warranties or covenants contained in this Note and such breach continues uncured or unremedied for a period of five (5) days after the receipt of written notice of such default from Payee;

(iii)        An “Event of Default” has occurred under that certain Fourth Amended and Restated Loan and Security Agreement effective as of December 27, 2012 between Silicon Valley Bank and Crossroads Systems (Texas), Inc. and Silicon Valley Bank has accelerated the maturity of Maker’s obligations thereunder;

(iv)         Maker shall (A) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of himself or of all or any substantial part of his property, (B) make a general assignment for the benefit of his creditors, (C) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the “Bankruptcy Code”), (D) institute any proceeding or file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, or composition or readjustment of debts, (E) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against him in an involuntary case under the Bankruptcy Code, or (F) other action for the purpose of effecting any of the foregoing;

(v)          A proceeding or case shall be commenced, without the application, approval, or consent of Maker in any court of competent jurisdiction, seeking (A) the composition or readjustment of his debts, (B) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of Maker or of all or any substantial part of his property, or (C) similar relief in respect of Maker under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days, or (D) an order for relief against Maker shall be entered in an involuntary case under the Bankruptcy Code; or

(vi)         Maker admits in writing its inability to, or becomes generally unable to, pay his debts as such debts become due.

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6.            No Waiver. No failure on the part of Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege or impair any other right, power, or privilege. The rights and remedies provided for hereunder are cumulative and not exclusive of any rights and remedies provided by law. Enforcement by the holder of this Note for the payment hereof shall not constitute an election by such holder of remedies so as to preclude the exercise of any other remedy available to such holder.

7.            Waiver. Maker and all endorsers, sureties, and guarantors hereof hereby jointly and severally waive all exemption rights under any applicable law, and also waive presentment for payment, demand, notice of nonpayment, valuation, appraisement, protest, demand, dishonor, notice of protest, notice of intent to accelerate, notice of acceleration, and all other notices, and without further notice hereby consent to all renewals, extensions, or partial payments either before or after maturity.

8.            Costs of Collection. If this Note is placed in the hands of any attorney for collection, or is collected by suit or through bankruptcy proceedings, Maker agrees to pay Payee’s reasonable attorneys’ fees and disbursements in addition to other amounts due.

9.            Severability. If any provisions of this Note are held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not be affected, and in lieu of such unenforceable provision there shall be added automatically as part of this Note a provision as similar in terms as may be valid and enforceable.

10.         Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing, and shall be addressed to the parties at the addresses of each party given in writing to the other parties. All notices shall be given (a) by personal delivery, or (b) by electronic communication, with a confirmation sent by registered or certified mail, return receipt requested, or (c) by registered or certified mail, return receipt requested. All notices shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication, on the date of receipt of the electronic communication, and (iii) if solely by mail, on the date of the deposit of the mailing in an official U.S. post office mail depository. A party may change its address by notice to the other party.

11.         Continuing Agreement; Successors and Assigns. This Note shall (a) remain in full force and effect until payment and performance in full of all of the obligations of Maker to Payee hereunder, and (b) be binding on Maker and its successors and assigns, and shall inure to the benefit of Payee and its successors, transferees, and assigns.

12.         Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to constitute one instrument. Delivery of an executed counterpart of a signature page to this Note by facsimile or other electronic transmission (including email and .pdf format) shall be as effective as delivery of a manually executed counterpart of this Note.

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13.         Effect of Headings; Construction. The descriptive headings in this Note have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The parties have participated jointly in the negotiation and drafting of this Note with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Note and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Note and the agreements, documents and instruments executed and delivered in connection herewith.

14.         Use of Terms. Whenever used in this Note, the singular number will include the plural, and the plural number will include the singular, and pronouns in the masculine, feminine, or neuter gender will include each other gender.

15.         Survival. The representations, warranties and covenants of the parties contained in this Note shall survive the execution and delivery of this Note.

16.         Waiver. Maker and each surety, guarantor, endorser, and other party ever liable for payment of any sums of money payable on this Note jointly and severally waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, diligence in collecting, grace, and all other formalities of any kind, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, and any impairment of any collateral securing this Note, all without prejudice to the holder.

17.         Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

18.         Waiver of Jury Trial; Punitive Damages. Maker and Payee each irrevocably waives its right to a trial by jury of any claim or cause of action based upon or arising out of or related to this Note or the transactions contemplated hereby or thereby, in any action, proceeding or other litigation of any kind brought by either against the other, whether with respect to contract claims, tort claims, or otherwise. Maker and Payee each agrees that any such claim or cause of action shall be tried by a court without a jury. Without limiting the foregoing, the parties further agree that its right to a trial by jury is waived as to any action, counterclaim or other proceeding which seeks, in whole or in part, to challenge the validity or enforceability of this Note or any provision hereof. This waiver shall apply to any subsequent amendments, renewals, supplements or modifications to this Note, whether or not specifically set forth therein. Maker and Payee each irrevocably waives any right such party may have to claim or recover in any litigation any and all special, consequential, exemplary, or punitive damages (regardless of how named).

19.         Entire Agreement. This Note embodies the final, entire agreement of Maker and Payee with respect to the indebtedness evidenced hereby and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, relating thereto and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of Maker and Payee. There are no oral agreements between Maker and Payee.

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IN WITNESS WHEREOF, the undersigned has executed this Note at Austin, Texas to be effective as of the date first written above.

MAKER:

CROSSROADS SYSTEMS, INC.

By:	/s/Brian Bianchi
Name:	Brian Bianchi
Title:	COO